Brighter ideas with aluminium Novelis Fiscal 2009 Earnings Conference Call Phil Martens President and Chief Operating Officer Steve Fisher Chief Financial Officer June 29, 2009

Safe Harbor Statement Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward- looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of such statements in this news release include, among other matters, the positive long-term outlook for our business, the benefit of lower metal and energy prices on our profitability, the changes in currency on our profitability, our ability to increase liquidity, our ability to adjust our production levels, and the recovery of losses on hedging instruments through lower commodity costs. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in global economic conditions, the level of our indebtedness and our ability to generate cash; relationships with, and financial and operating conditions of, our customers and suppliers; changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the effect of metal price ceilings in certain of our sales contracts; our ability to successfully negotiate with our customers to remove or limit metal price ceilings in our contracts; the effectiveness of our metal hedging activities, including our internal used beverage can and smelter hedges; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; continuing obligations and other relationships resulting from our spin-off from Alcan; changes in the relative values of various currencies; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; our ability to maintain effective internal control over financial reporting and disclosure controls and procedures in the future; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers' industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreements and other financing arrangements; and the development of the most efficient tax structure for the Company. The above list of factors is not exhaustive. Other important risk factors are included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as filed with the SEC, and may be discussed in subsequent filings with the SEC. Further, the risk factors included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, are specifically incorporated by reference into this news release.

Novelis -- a Global Leader The world's leading producer of aluminium rolled products Technology leader and preferred development partner of industry leaders in automotive, building, packaging and other markets The world's largest recycler of used aluminium beverage cans

Strong Global Presence North America South America Asia Europe 31 plants 11 countries 4 continents

Beverage Foil & Other Pkg. Industrial Transportation Construction Lithographic Other 53.3 15.1 13.3 7.9 4.1 3.2 2.7 Beverage Cans 53% Transportation 8% Foil & Packaging 15% Industrial 13% Other 3% Novelis FRP Shipments by Market Lithography 3% Construction 4% Portfolio focused on premium products Based on calendar year 2008 shipments of 2.9 m t

Global Recession - A Challenging Year Metal prices moved from historic highs to historic lows Crude oil and other commodities followed a similar pattern Currencies around the world were extremely volatile Confidence indices fell to record lows Frozen capital markets resulted in a lack of accessible liquidity Market demand contracted across virtually all product categories FY09 was a challenging year in which the economy shifted from strong global growth to unprecedented global recession

Brighter ideas with aluminium Financial Review Steve Fisher Chief Financial Officer

Fiscal Year 2009 Operational Highlights Record safety performances Record operational productivity across all regions and many plants Price and mix improvements in key market segments; prices holding in low demand environment Significant working capital improvements Initiated the restructuring process across the company (move from fixed to variable) Aratu, Ouro Preto Kingston, North American salaried workforce Asian salaried workforce and plants Rogerstone, Rugles, Ohle, Italy, Norf Fusion capacity start up in Europe and Asia

Can and packaging end markets provide stability in difficult market conditions FY 2009 Financial Highlights 1 Adjusted EBITDA and Free Cash Flow are Non-GAAP financial measures. For a reconciliation of these measures to the most directly comparable GAAP financial measures, see Appendix A. 1 1

Income Statement 1 1 Pre-tax income (loss) excluding items is a Non-GAAP financial measure.

PY Price & Mix SGA/RD Metal Price Lag Can Price Ceiling Volume Cost Inflation Efficiencies Metal Long Position FX G/L Others FY09 East 0 695 808 860 901 689 606 595 569 517 489 0 695 113.3 52 41 18 230 83 11 26 52 28 489 Adjusted EBITDA1 FY 09 vs PY Significant price increases and SGA reductions not enough to overcome 2nd half volume losses. 1 Non-GAAP financial measure. See Appendix A.

Q4 FY 2009 Sequential Financial Highlights First quarter FY10 will begin to see benefits of restructuring, cost deflation and Asian markets 1 Non-GAAP financial measure. See Appendix A. 1 1

Sequential Segment Adjusted EBITDA ($ M) - With Variance 1 Q3 Adjusted EBITDA for each segment represents Segment Income as presented in the Notes to the condensed consolidated financial statements for the three month period ended December 31, 2008 presented in our third quarter Form 10-Q. Q4 Adjusted EBITDA is the full year Segment Income, which is presented in the Notes to the condensed consolidated financial statements for the year ended March 31, 2009, less the Segment Income for the nine month period ended December 31, 2008. 1 1 1 1

Free Cash Flow FY 091 Largely cash neutral for past nine months 1 Non-GAAP financial measure. See Appendix A.

Adequate Liquidity May 31, 09 ??? Stable liquidity for past eight months

Capital Expenditure Disciplined CAPEX spending to manage liquidity FY 09

Debt Repayment Schedule Manageable financing requirements through the Business Plan period (a) Expiration of $ 800 M ABL facility

Improved Risk Management Successfully managed customer credit risk Minimal automotive exposure Managed risks in supply chain Avoided supply interruptions while lowering inputs Actively managed commodity price inflation Upgraded global risk management system Fully hedged metal price lag - approx. $100 M benefit Launched refined model for customer contracts (pass-through, margining, etc.)

Addressing the Economic Downturn Annualized Future EBITDA Savings = $140 million Operational Actions Aligned metal inputs and production to lower demand. Significant working capital improvements through inventory reductions. Risk Management Efficiencies Benefits of global offset hedge program. Introduction of "new business model" - attention to metal price discipline. Cash Management Restrained CAPEX and discretionary spending. Lowered interest payments through debt exchange. Cost Reductions Restructuring and employment reductions across the company. SG&A cost reduction. Customers and Markets Improved customer terms and managed credit exposure. Price/mix improvements in key markets; holding prices in other low- demand markets.

Outlook and Priorities Phil Martens President and Chief Operating Officer

The Outlook for FY 10 The Economy 2009 will be another challenging year, with a further year-over-year decline in global aluminium demand The bottom appears to be in sight, as markets seem to be stabilizing at low levels; some green shoots appearing Recovery is possible in 2010 (2011 in W. Europe) Outlook for Novelis Benefits of cost reduction and restructuring initiatives Stable liquidity position Positive signs in key regions such as Asia, driven by the Chinese market Novelis Priorities Continue aggressive actions to reduce overall fixed cost base Continue cash conservation to further improve liquidity Continue disciplined risk management Be ready to respond to economic recovery Pursue "One Novelis" transformation

Accelerating Transformation of the Business Moving towards a "One Novelis" business model Instilling a global approach to improving operational performance Developing cohesive decision making and operating practices Building on cost and procurement efficiencies Institutionalizing disciplined corporate governance practices

Global Trends Point to Future Growth As One Novelis we will be better positioned to take advantage of emerging global trends Modernization of infrastructure & lifestyle in emerging markets Increasing demand for aluminum cans in growing economies Growing demand for recyclable products Need for energy efficiency in transportation Globalization Urbanization Environmentalism

Our Strategic Focus Intense focus on operational efficiency Move to "One Novelis" to maximize global scale and reach Capture growth in emerging markets Target our product portfolio to respond to global trends

Brighter ideas with aluminium Thank you!

Appendix

Net Income to Adjusted EBITDA Reconciliation Reconciliation Reconciliation

Free Cash Flow Reconciliation